UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2022

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

(513) 360-4704

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into Material Definitive Agreements.

On April 5, 2022, Workhorse Group Inc. (the “Company”) entered into a securities exchange agreement (the “Exchange Agreement”) with HT Investments MA LLC (the “Holder”), the holder of the Company’s 4.00% senior secured convertible notes due 2024 (the “Notes”). The Exchange Agreement provides that on April 6, 2022 (the “Initial Settlement Date”), the Holder will exchange $27,500,000 in aggregate principal amount of the Notes (the “Exchange Notes”), initially for 5,793,888 of shares (the “Exchange Shares”) of the Company’s common stock. The initial number of Exchange Shares was calculated by dividing $29,425,000, which represents 107% of the principal amount of the Notes, plus $293,333.33 of interest on the Notes, by the Daily VWAP of the Company’s common stock on April 5, 2022 (the “Exchange Formula”). On April 21, 2022, the final number of Exchange Shares will be determined by recalculating the Exchange Formula using the average of the Daily VWAPs for the 10 immediately preceding trading days. The Company will issue additional shares to the Holder, or the Holder will return previously issued shares to the Company, based on this calculation. The exchange will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act. The Exchange Agreement provides that, following the initial delivery of the Exchange Shares, the Exchange Notes will be cancelled, with the Company owing no further obligations thereunder. Additionally, following completion of the exchange, the Company will have no Notes outstanding and the indenture (the “Indenture”) under which the Notes were issued and security agreement (the “Security Agreement’) securing the Notes, each dated October 14, 2020, between the Company and U.S. Bank, in its capacities as trustee and collateral agent, will terminate and all security interests in the assets of the Company pledged as collateral under the Notes will be released.

The Exchange Agreement contains customary representations, warranties, covenants, and other agreements by the Company and the Holder. The representations, warranties, covenants, and other agreements made in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The above description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the complete text of such agreement, a form of which is filed as Exhibit 10.1, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The terms and conditions of the Notes, the Indenture, the Security Agreement, the note purchase agreement (the “Note Purchase Agreement”) dated as of October 12, 2020 under which the Notes were sold and the agreements, instruments and documents entered into in connection with the Notes, the Indenture, the Security Agreement and Note Purchase Agreement are further described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 13, 2020 and October 16, 2020.

Item 3.02 Unregistered Sales of Equity Securities.

Please see Item 1.01 of this Current Report on Form 8-K for a description of the Exchange Agreement, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 6, 2022, the Company issued a press release about the closing of the Private Placement. The press release is furnished as exhibit 99.1 and incorporated by reference herein.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Form of Securities Exchange Agreement
99.1	Press Release, dated April 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: April 6, 2022	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	Chief Administrative Officer, General Counsel and Secretary

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